GERALD R. PERLSTEIN
                           Certified Public Accountant
                      1260 S. Beverly Glen Road, Suite 106
                          Los Angeles, California 90024

                            Telephone (310) 275-4650
                               Fax (310) 275-4611




Board of Directors
Goldcrest Corporation
Los Angeles, California


As an independent certified accountant, I consent to the use of my report, dated July 12, 1999, to the financial statements of Goldcrest Corporation for the years ended June 12, 1999, 1998, and 1997, and the reference to my firm under the caption "Experts" included in or made part of this Form 10-SB registration statement.




/s/ Gerald R. Pertlstein
------------------------
Los Angeles, California
September 22, 1999